UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852-21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On August 26, 2026, Future FinTech Group Inc. (the “Company”) filed Articles of Amendment to its Second Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of the State of Florida to effect a one-for-four (1-for-4) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Articles of Amendment shall become effective at 4:00 p.m., Eastern Time, on August 28, 2026 (the “Effective Time”). The Reverse Stock Split was previously approved by the Company’s Board of Directors by unanimous written consent without shareholder approval, as permitted under Section 607.10025 of the Florida Business Corporation Act (the “FBCA”).

At the Effective Time, every four (4) shares of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically combined and reclassified into one (1) share of Common Stock, without any change to the par value of $0.001 per share. No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; in lieu thereof, each holder of record who would otherwise have been entitled to receive a fractional share of Common Stock will be entitled to receive one (1) whole share of Common Stock, rounded up to the nearest whole share. Shares held in street name through a bank, broker, or other nominee will be treated in accordance with the procedures of such bank, broker, or nominee, which may differ from the treatment of holders of record; beneficial holders should contact their bank, broker, or nominee with any questions. The Reverse Stock Split will affect all holders of Common Stock uniformly and will not alter any holder’s percentage ownership interest in the Company, except for de minimis changes resulting from the treatment of fractional shares.

In connection with the Reverse Stock Split, and pursuant to Section 607.10025(7) of the FBCA, the number of authorized shares of Common Stock will be reduced proportionally from 37,500,000 shares to 9,375,000 shares. The number of authorized shares of the Company’s preferred stock, par value $0.001 per share, will remain unchanged at 10,000,000 shares.

Proportionate adjustments will be made to the number of shares of Common Stock issuable upon the exercise or vesting of the Company’s outstanding stock options, warrants, and other equity-based awards, and to the applicable exercise or conversion prices thereof, in accordance with their respective terms.

The Common Stock will begin trading on The Nasdaq Capital Market on a reverse split-adjusted basis at the opening of trading on August 31, 2026, under the existing trading symbol “FTFT” and under a new CUSIP number, 36117V600.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On August 26, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Future FinTech Group Inc., as filed with the Secretary of State of the State of Florida, effective August 28, 2026.
99.1	Press Release, dated August 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE FINTECH GROUP INC.

Date: August 26, 2026

By:	/s/ Hu Li
Name:	Hu Li
Title:	Chief Executive Officer

3